Exhibit 5.3

Execution Version

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), effective as of March 14, 2019, is by and between BioScrip, Inc. (the “Company”), and the stockholders of the Company signatory hereto (each a “Stockholder” and collectively, the “Stockholders”). Capitalized but otherwise undefined terms herein have the meanings given to them in the Registration Rights Agreement (as defined below).

WHEREAS, the Company and the Stockholders are party to that certain Registration Rights Agreement, dated June 29, 2017 (the “Registration Rights Agreement”), governing the Company’s obligations to register Registrable Securities of the Stockholders; and

WHEREAS, in connection with entering into that certain (i) Amended and Restated Warrant Agreement, dated as of the date hereof, by and between the Company and the Stockholders (the “Warrant Amendment”), (ii) those certain letter agreements, dated as of the date hereof, by and between the Company and each of the Stockholders (the “Letter Agreements”), pursuant to which the Company will issue an aggregate of 1,855,747 shares of Common Stock of the Company upon the closing of the transactions contemplated by the Merger Agreement (as defined below), and (iii) that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, HC Group Holdings II, Inc. and the other parties thereto, the Company and the Stockholders desire to amend the Registration Rights Agreement pursuant to Section 11(c) thereof and upon such terms as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Registration Rights Agreement.

(a)             Section 1(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“Short-Form Registrations. At any time after June 29, 2018 ~~twelve (12) months following the date hereof~~, with respect to the Purchased Shares and the Common Stock that has been or will be issued upon exercise of the Warrants, or at any time after the twelve month anniversary of the First Merger Effective Time (as defined in the Merger Agreement), with respect to the Amendment Shares, each Holder may request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-3 or any successor form (each, a “Short-Form Registration”), which may, if so requested, be a “shelf” registration under Rule 415 under the Securities Act. A registration shall not count as one of the permitted Short-Form Registrations unless and until a registration statement relating thereto has become effective under the Securities Act. Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be registered.

(b)             Section 1(b) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“Long-Form Registrations. At any time that a Holder is then eligible to request registration under the Securities Act of all or any portion of its Registrable Securities but where Short-Form Registration pursuant to Section 1(a) of this Agreement is not available to be used by the Company in respect of such proposed registration, but in no event earlier than ~~twelve (12) months following the date hereof~~ June 29, 2018, with respect to the Purchased Shares and the Common Stock that has been or will be issued upon exercise of the Warrants, or the twelve month anniversary of the First Merger Effective Time (as defined in the Merger Agreement), with respect to the Amendment Shares, each Holder shall be entitled to request a registration on Form S-1 or any similar form (each, a “Long-Form Registration”). A registration shall not count as one of the permitted Long-Form Registrations unless and until a registration statement relating thereto has become effective under the Securities Act and each requesting Holder is able to register and sell at least thirty percent (30%) of its Registrable Securities thereunder.

(c)              The definition of Registrable Securities in Section 10 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

““Registrable Securities” means the Purchased Shares, the Amendment Shares and the Common Stock that has been or will be issued upon exercise of the Warrants, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement covering such securities has been declared effective by the Securities and Exchange Commission and such securities have been disposed of pursuant to such effective Registration Statement, (B) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (C) the aggregate amount of such securities held by each Holder, together with all Affiliates of each such Holder and persons forming a “group” with each such Holder (within the meaning of Regulation 13D under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder (“Regulation 13D”)), consists of beneficial ownership (within the meaning of Regulation 13D) of less than 5.0% of the Common Stock of the Company and such securities are eligible for sale by each such Holder without registration pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act without limitation thereunder on volume or manner of sale, (D) such securities are otherwise transferred and such securities may be resold without limitation or subsequent registration under the Securities Act, (E) such securities shall have ceased to be outstanding, or (F) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.”

(d)    The following defined term shall be added to Section 10 of the Registration Rights Agreement:

““Amendment Shares” means the shares of Common Stock that the Company issued to the Stockholders pursuant to those certain letter agreements, dated as of March 14, 2019, by and between the Company and each of the Stockholders, in connection with the Amended and Restated Warrant Agreement, dated as of March 14, 2019, by and between the Company and the Stockholders.”

2.    Condition to Effectiveness; Termination. The Company and the Stockholders agree and acknowledge that, notwithstanding anything to the contrary herein, the effectiveness of this Amendment is conditioned upon, and shall not be binding or effective until, the occurrence of the First Merger Effective Time (as such term is defined in the Merger Agreement) in accordance with the terms and conditions of the Merger Agreement. In the event that the Merger Agreement is terminated in accordance with its terms, this Amendment shall automatically terminate and be null and void ab initio and of no effect whatsoever, and the Registration Rights Agreement shall remain in full force and effect and shall continue to be binding on and enforceable against the Company and the Purchasers.

3.    Confirmation. Except as expressly modified by the terms and provisions of this Amendment, all of the terms and provisions of the Registration Rights Agreement are unchanged and continue in full force and effect and all rights, remedies, liabilities and obligations evidenced by the Registration Rights Agreement are hereby acknowledged by the Company and the Stockholders to be valid and in full force and effect.

4.    Counterparts. This Amendment may be executed in any number of counterparts, by facsimile if necessary, each of which shall be an original, but all of which together shall constitute one instrument.

5.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of New York applicable to parties residing in New York, without regard applicable principles of conflicts of law. Each party irrevocably consents to the exclusive jurisdiction of any court located within New York County, New York, in connection with any matter based upon or arising out of this Amendment or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

BIOSCRIP, INC.

/s/ Daniel Greenleaf
Name:	Daniel Greenleaf
Title:	President & CEO

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

BIOSCRIP, INC.

Name:
Title:

STOCKHOLDERS:

AMARI INVESTMENT PTE. LTD.

By: ASSF OPERATING MANAGER IV, L.P., its manager

/s/ Christopher Kerezsi
Name: Christopher Kerezsi
Title: Authorized Signatory

J.P. Morgan Securities LLC

Name:
Title:

Goldman Sachs & Co. LLC

Name:
Title:

Western Asset Middle Market Debt Fund Inc. Western Asset Middle Market Income Fund Inc By: Western Asset Management Company, as its Investment Manager and Agent

Name:
Title:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

BIOSCRIP, INC.

Name:
Title:

STOCKHOLDERS:

ASSF IV AIV B HOLDINGS, L.P.

By: ASSF OPERATING MANAGER IV, L.P., its manager

/s/ Christopher Kerezsi
Name: Christopher Kerezsi
Title: Authorized Signatory

J.P. Morgan Securities LLC

Name:
Title:

Goldman Sachs & Co. LLC

Name:
Title:

Western Asset Middle Market Debt Fund Inc. Western Asset Middle Market Income Fund Inc By: Western Asset Management Company, as its Investment Manager and Agent

Name:
Title:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

BIOSCRIP, INC.

Name:
Title:

STOCKHOLDERS:

ASSF IV AIV B HOLDINGS, L.P.

By: ASSF IV AIV B HOLDINGS GP LLC, its general partner
By: ASSF IV AIV B, L.P., its sole member
By: ASSF MANAGEMENT IV, L.P., its general partner
By: ASSF MANAGEMENT IV GP LLC, its general partner

Name:
Title:

J.P. Morgan Securities LLC

/s/ Brian M. Ercolani, Asc
Name: Brian M. Ercolani, Asc
Title: Attorney-in-Fact

Goldman Sachs & Co. LLC

Name:
Title:

Western Asset Middle Market Debt Fund Inc. Western Asset Middle Market Income Fund Inc By: Western Asset Management Company, as its Investment Manager and Agent

Name:
Title:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

BIOSCRIP, INC.

Name:
Title:

STOCKHOLDERS:

ASSF IV AIV B HOLDINGS, L.P.

By: ASSF IV AIV B HOLDINGS GP LLC, its general partner
By: ASSF IV AIV B, L.P., its sole member
By: ASSF MANAGEMENT IV, L.P., its general partner
By: ASSF MANAGEMENT IV GP LLC, its general partner

Name:
Title:

J.P. Morgan Securities LLC

Name:
Title:

Goldman Sachs & Co. LLC

/s/ Daniel Onglia
Name: Daniel Onglia
Title: Managing Director

Western Asset Middle Market Debt Fund Inc. Western Asset Middle Market Income Fund Inc By: Western Asset Management Company, as its Investment Manager and Agent

Name:
Title:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

BIOSCRIP, INC.

Name:
Title:

STOCKHOLDERS:

ASSF IV AIV B HOLDINGS, L.P.

By: ASSF IV AIV B HOLDINGS GP LLC, its general partner
By: ASSF IV AIV B, L.P., its sole member
By: ASSF MANAGEMENT IV, L.P., its general partner
By: ASSF MANAGEMENT IV GP LLC, its general partner

Name:
Title:

J.P. Morgan Securities LLC

Name:
Title:

Goldman Sachs & Co. LLC

Name:
Title:

Western Asset Middle Market Debt Fund Inc. Western Asset Middle Market Income Fund Inc By: Western Asset Management Company, LLC, as its Investment Manager and Agent

/s/ Adam Wright
Name: Adam Wright
Title: Manager, U.S. Legal Affairs

[Signature Page to Amendment No. 1 to Registration Rights Agreement]